Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER OF AVIAT NETWORKS, INC.
PURSUANT TO TITLE 18 OF THE UNITED STATES CODE SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q of Aviat Networks, Inc. (“Aviat Networks”) for the fiscal quarter ended January 1, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Peter Smith, President and Chief Executive Officer of Aviat Networks, and Eric Chang, Senior Vice President, Chief Financial Officer of Aviat Networks, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Aviat Networks as of the dates and for the periods expressed in the Report.

Date:	February 3, 2021	/s/ Peter Smith
Name: Peter Smith
Title: President and Chief Executive Officer

Date:	February 3, 2021	/s/ Eric Chang
Name: Eric Chang
Title: Senior Vice President, Chief Financial Officer